UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2011

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)
7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 and 3 though 7 are not applicable and therefore omitted.

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Rimage Corporation (the “Company”) hereby furnishes a press release, issued on July 28, 2011, disclosing material non-public information regarding its results of operations for the quarter ended June 30, 2011 and hereby furnishes statements of Sherman L. Black, its Chief Executive Officer, and James R. Stewart, its Chief Financial Officer, made on July 28, 2011 at a telephone conference relating to the quarter ended June 30, 2011 results.

ITEM 8.01      OTHER EVENTS.

On July 26, 2011, the Board of Directors of the Company declared a dividend of $0.10 per share to shareholders of record as of September 1, 2011, payable September 15, 2011. On July 26, 2011, the Company’s Board of Directors also approved an increase of 500,000 shares in the number of shares authorized for repurchase under the Company’s share repurchase program. On July 28, 2011, the Company announced the dividend and increase in share repurchase authorization by a press release attached hereto as Exhibit 99.1.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on July 28, 2011.

99.2	Statements of Sherman L. Black, Chief Executive Officer, and James R. Stewart, Chief Financial Officer, at a telephone conference held on July 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date: July 28, 2011